As filed with the Securities and Exchange Commission on January 15, 1999
                                                       Registration No. 333-____

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          XOMED SURGICAL PRODUCTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                DELAWARE                                    06-1393528
    ---------------------------------                  ----------------------
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                  Identification Number)


       6743 SOUTHPOINT DRIVE NORTH
         JACKSONVILLE, FLORIDA                                 32216
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)


          XOMED SURGICAL PRODUCTS, INC. 401(k) AND PROFIT SHARING PLAN
          ------------------------------------------------------------
                            (Full title of the plan)

                                 JAMES T. TREACE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          XOMED SURGICAL PRODUCTS, INC.
                           6743 SOUTHPOINT DRIVE NORTH
                           JACKSONVILLE, FLORIDA 32216
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (904) 296-9600
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
--------------------------- -------------------- ------------------------ ------------------------- ---------------------
                                                    PROPOSED MAXIMUM          PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE      AMOUNT TO BE        OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
        REGISTERED            REGISTERED (1)            SHARE (2)                PRICE (2)            REGISTRATION FEE
--------------------------- -------------------- ------------------------ ------------------------- ---------------------
 Common Stock, par value
      $.01 per share          120,000 shares            $32.4375                 $3,892,500                $1,180

(1) In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This registration statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Company's 401(k) and Profit Sharing Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Company's common stock on the Nasdaq National Market System on January 11, 1999.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

This Registration Statement relates to 120,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Xomed Surgical Products, Inc., a Delaware corporation (the "Company"), being registered for use under the Xomed Surgical Products, Inc. 401(k) and Profit Sharing Plan, as amended as of January 11, 1999 (the "Plan"). The Company intends for shares of Common Stock acquired pursuant to the Plan to be purchased on the open market.

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, as amended, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Quarterly Report on Form 10-Q, for the quarterly period ended March 28, 1998, filed pursuant to the Exchange Act;

         (c) The Company's Quarterly Report on Form 10-Q, for the quarterly period ended June 27, 1998, filed pursuant to the Exchange Act;

         (d) The Company's Quarterly Report on Form 10-Q, for the quarterly period ended September 26, 1998, filed pursuant to the Exchange Act;

         (e) The Company's Current Report on Form 8-K dated January 13, 1999, filed pursuant to the Exchange Act;

         (f) The description of the common stock of the Company, par value $.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A (Registration No. 000-21517) filed on October 10, 1996 pursuant to the Exchange Act and contained in the Company's Form S-1 (Registration No. 333-10515) and filed pursuant to the Securities Act.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Second Restated Certificate of Incorporation (the "Restated Certificate") provides that the Company shall indemnify each person who is or was a director, officer or employee of the Company to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

         The Restated Certificate provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

         While the Restated Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Restated Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Restated Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable

Item 8.  EXHIBITS

         Exhibit No.

         4(a) Second Restated Certificate of Incorporation of the Company (incorporated by reference from Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 333-10515).

         4(b) Restated Bylaws of the Company (incorporated by reference from the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, as amended).

         4(c) Form of Xomed Surgical Products, Inc. 401(k) and Profit Sharing Plan, as amended as of January 11, 1999 (the "Plan").

         23.1     Consent of Ernst & Young LLP.

         24 Powers of Attorney (reference is made to the signature page hereof).

         The undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  UNDERTAKINGS

         1.   The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 12th day of January, 1999.


                                    XOMED SURGICAL PRODUCTS, INC.

                                    By: /s/ JAMES T. TREACE
                                        -------------------------------------
                                        James T. Treace
                                        President and Chief Executive Officer


         Each of the undersigned officers and directors of Xomed Surgical Products, Inc. hereby severally constitutes and appoints James T. Treace, F. Barry Bays, Thomas E. Timbie and Jaime A. Frias, and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby atifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                                       TITLE                                DATE
      ---------                                       -----                                ----
/s/ JAMES T. TREACE                 President, Chief Executive Officer and
---------------------------           Chairman of the Board of Directors           January 12, 1999
James T. Treace                          (Principal Executive Officer)

                                    Vice President, Finance and Chief
/s/ THOMAS E. TIMBIE                Financial Officer (Principal Financial         January 12, 1999
---------------------------               and Accounting Officer)
Thomas E. Timbie

/s/ RICHARD B. EMMITT                               Director                        January 12, 1999
---------------------------
Richard B. Emmitt

/s/ WILLIAM R. MILLER                               Director                        January 12, 1999
---------------------------
William R. Miller

/s/ RODMAN W. MOORHEAD, III                         Director                        January 12, 1999
---------------------------
Rodman W. Moorhead, III

/s/ JAMES E. THOMAS                                 Director                         January 12, 1999
---------------------------
James E. Thomas

/s/ ELIZABETH H. WEATHERMAN                         Director                         January 12, 1999
---------------------------
Elizabeth H. Weatherman

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Xomed Surgical Products, Inc. 401(k) and Profit Sharing Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on January 13, 1999.

                                      Xomed Surgical Products, Inc. 401(k)
                                      and Profit Sharing Plan

                                      By: /s/ THOMAS E. TIMBIE
                                          -----------------------------------
                                          Thomas E. Timbie as Chief Financial
                                          Officer of Xomed Surgical Products,
                                          Inc., The Plan Administrator

                                INDEX TO EXHIBITS

EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
-----------                                 ----------------------

   4(a) Second Restated Certificate of Incorporation of the Company (incorporated by reference from Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 333-10515).

   4(b) Restated Bylaws of the Company (incorporated by reference from the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, as amended).

   4(c) Form of Xomed Surgical Products, Inc. 401(k) and Profit Sharing Plan, as amended and restated as of January 11, 1999 (the "Plan").

   23.1      Consent of Ernst & Young LLP.

   24 Powers of Attorney (reference is made to the signature page hereof).